May 21, 1997

To the Board of Directors of
Prudential Institutional Liquidity
Portfolio, Inc.



In planning and performing our audit of the financial statements of Prudential
Institutional Liquidity Portfolio,
Inc. (comprised of the Institutional
Money Market Series) (the "Fund")
for the year ended March 31, 1997,
we considered its internal control
structure, including procedures for
safeguarding securities, in order to
determine our auditing procedures
for the purposes of expressing our
opinion on the financial statements
and to comply with the requirements
of Form N-SAR, and not to provide
assurance on the internal control
structure.

The management of the Fund is responsible for establishing and maintaining an internal control structure. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control structure policies and procedures. Two of the objectives of an internal control structure are to provide management with reasonable, but not absolute, assurance that assets are appropriately safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

Because of inherent limitations in any
internal control structure, errors
or irregularities may occur and may
not be detected.  Also, projection
of any evaluation of the structure
to future periods is subject to the
risk that it may become inadequate
because of changes in conditions or
that the effectiveness of the design
and operation may deteriorate.

Our consideration of the internal control structure would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American
Institute of Certified Public
Accountants.  A material weakness is
a condition in which the design or
operation of the specific internal
control structure elements does not
reduce to a relatively low level the
risk that errors or irregularities
in amounts that would be material in
relation to the financial statements
being audited may occur and not be
detected within a timely period by
employees in the normal course of
performing their assigned functions.
However, we noted no matters
involving the internal control
structure, including procedures for
safeguarding securities, that we
consider to be material weaknesses
as defined above as of March 31,
1997.

This report is intended solely for the
information and use of management
and the Securities and Exchange
Commission.



PRICE WATERHOUSE LLP